	NEWS RELEASE	Exhibit 99.2 For Further Information Contact: Richard Kozuback, President Global Entertainment Corporation 480-994-0772 Rudy R. Miller, Chairman The Miller Group
Investor Relations for the Company
Global Entertainment Corporation		602-225-0505
4909 East McDowell Road, Suite 104		gec@themillergroup.net
Phoenix, Arizona 85008-4293
480-994-0772
www.globalentertainment2000.com

Global Entertainment Corporation Receives Stock Symbol for Public Trading

Announces the Selection of J. Craig Johnson as Chief Financial Officer

and Promotion of Other Officers

PHOENIX, ARIZONA, June 8, 2004 — Global Entertainment Corporation announced that its common stock began trading, effective June 7, 2004 on the Over-The-Counter Bulletin Board under the symbol, “GECO”. The listing will provide wider access to information on the company including daily stock quotes and news available via NASDAQ’s Internet site at www.nasdaq.com.

Global also announced the appointment of J. Craig Johnson, CPA as Senior Vice President and Chief Financial Officer. In addition Brad Treliving has been promoted to Executive Vice President and Wayne H. Davis has been promoted to Vice President. Philip LaJoie has been promoted to Vice President of Accounting.

“We are pleased to welcome Craig Johnson to our executive management team. His experience in the construction and service industries are a perfect combination for Global,” stated Rick Kozuback president and chief executive officer of Global Entertainment Corporation. “Brad Treliving, Wayne Davis and Philip LaJoie have each made significant contributions to the management of Global and its subsidiary companies. We are very pleased to recognize their accomplishments.”

Mr. Johnson most recently served as Chief Financial Officer of Wilson Electric, Arizona’s largest electrical and special systems contractor. Previously, he served as Regional Vice President of ServiceMaster Management Services Company, a business segment of ServiceMaster Industries, Inc., a NYSE company. Mr. Johnson has a masters degree, a bachelors degree and is a California licensed CPA.

Brad Treliving, who joined Global in 1995 will continue to serve as President of WPHL, Inc., the operator of the Central Hockey League (CHL) in addition to serving as Executive Vice President of Global, the parent company. Wayne H. Davis, who joined Global in 1998, will also serve as President of Global Entertainment more…

Global Entertainment Corporation Begins Trading on the Over-The-Counter Bulletin Board and

Announces the Selection of J. Craig Johnson as Chief Financial Officer and Promotion of Other Officers

June 8, 2004

Marketing Systems and Vice Chairman of Global Entertainment Ticketing in addition to his position as a Vice President of Global, the parent company. Philip LaJoie, who joined Global in 2000, will continue to oversee all financial accounting for Global and the subsidiary companies.

Visit our web sites:

www.globalentertainment2000.com

www.GetTix.net

Global Entertainment Corporation is a diversified sports management, arena development, and licensing company with four subsidiaries. The WPHL, Inc., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. International Coliseums Company serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. Global Entertainment Marketing Systems pursues licensing and marketing opportunities related to the Company’s sports management and arena developments and operations. Global Entertainment Ticketing is an in-house ticketing company for sports and entertainment venues. Cragar Industries, Inc. is the licensor for its nationally recognized, branded products CRAGAR®, TRU=SPOKE®, CRAGAR S/S® and STREET PRO®.

Certain statements in this release may be “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company’s products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company’s actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

These factors are discussed in greater detail in the company’s registration statement as filed with the Securities and Exchange Commission.

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